Exhibit 99.1

Simulations Plus, Inc.
(NASDAQ:SLP)
Third Quarter FY 2011
Conference Call and Webinar
July 14, 2011

 With the exception of historical information, the matters discussed in this presentation are forward-looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company’s products, competitive factors, the Company’s ability to finance future growth, the Company’s ability to produce and market new products in a timely fashion, the Company’s ability to continue to attract and retain skilled personnel, and the Company’s ability to sustain or improve current levels of productivity. Further information on the
 Company’s risk factors is contained in the Company’s quarterly and annual reports and filed with the Securities and Exchange Commission.

Safe Harbor Statement

Revenue Distribution
(6MoFY11)
23.8%
76.2%
Words+
Pharma

simulationsplus, inc.

• 3Q11 compared to 3Q10:
 – 15th consecutive profitable quarter (37 of last 39 were profitable)
 – 3Q11 sales up 10.3% to record $3.44 million from $3.12 million
 – Pharmaceutical segment sales up 13.5%
 – Words+ subsidiary sales up 0.7%
 – Net Income up 42.4% to $1.054 million from $0.740 million
 – Diluted earnings per share up 49.4% to $0.07 from $0.04
• 9moFY11 compared to 9moFY10:
 – Sales up 12.9% to Record $9.6 MM from $8.5 MM in 9moFY10
 – Pharmaceutical segment sales up 16.3%
 – Words+ subsidiary sales up 3.1%
 – Net Income up 39.7% to $2.5 million from $1.8 million
 – Diluted earnings per share up 43% to $0.16 from $0.11
• Strong balance sheet:
 – Cash $9.9 MM at 5/31/11, after using just over $2 million cash repurchase shares during first two fiscal quarters. Cash today = $10.96 million
 – Shareholders’ equity increased 5.8% to $13.8 million from $13.1 million at 9/1/10
 – Equity per share increased 8.9% in the first 9 months to $0.86 from $0.79 at 9/1/10
 – No debt
SLP 3Q11 Highlights
Three months ended 5/31/11

$4
$3
$2
$1
$0
$ millions
$2.1
$2.1
$2.4
$2.8
$2.2
$2.5
$3.0
$3.4
$3.0
$2.7
$3.1
$3.4
$1.7
$1.8
$2.2
Q1
Q2
Q3
Q4
2008
2009
2010
2011

simulationsplus, inc.

Consolidated Revenue

Quarterly Revenues

$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$ Millions
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
Pharmaceutical
Words+

Annual Revenues

$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$ Millions
$3.2
$2.7
$5.7
$3.1
$6.1
$2.9
$6.3
$2.8
$7.6
$3.1
$7.3
$2.3
2006
2007
2008
2009
2010
2011 (9mo)
Pharmaceutical
Words+

simulationsplus, inc.

Revenue History

$3
$2
$1
$0
$1.4 $1.4
$1.7
$2.1
$1.6
$1.8
$2.2
$2.6
$2.0 $2.0
$2.3
$2.6
$1.1 $1.1
$1.3
Q1
Q2
Q3
Q4
2008
2009
2010
2011

simulationsplus, inc.

Pharmaceutical Growth

$3
$2
$1
$0
$1.6
$1.6
$1.8
$2.0
$1.7
$1.9
$2.2
$2.6
$2.3
$2.1
$2.4
$2.6
$1.2
$1.3
$1.7
Q1
Q2
Q3
Q4
2008
2009
2010
2011

simulationsplus, inc.

Gross Margin (consolidated)
75.6%
78.9%
78.8%
70.4%
73.8%
74.4%
80.0%
67.9%
75.0%
76.3%
77.6%
75.6%
73.6%
77.6%
76.3%

$1.50
$1.00
$0.50
$0.00
$0.5
$0.5
$0.7
$0.8
$0.7
$0.6
$1.0
$1.4
$1.2
$0.9
$1.1
$1.4
$0.1
$0.1
$0.4
Q1
Q2
Q3
Q4
2008
2009
2010
2011

simulationsplus, inc.

Income Before Taxes

1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
(200,000)
(400,000)
1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11
Words+
Simulations Plus

simulationsplus, inc.

Net Income
$243K
$565K
$764K
$165K
$312K
$368K
$569K
$163K
$430K
$641K
$740K
$345K
$567K
$907K
$1.054 M

Consolidated Income Statement
($ millions)
	3Q11	3Q10
Pharmaceutical software and services revenue	2.640	2.325
Words+ revenue	0.799	0.794
Consolidated revenue	3.439	3.119
Gross profit	2.623	2.420
Gross profit margin	76.3%	77.6%
SG&A	1.063	1.118
R&D	0.238	0.234
Total operating expenses	1.302	1.352
Income before income taxes	1.378	1.112
Net income	1.054	0.740
Earnings per share (diluted)	0.07	0.04

Select Balance Sheet Items
($ millions)
	May 31, 2011	May 31, 2010
Cash and cash equivalents	$9.894	$8.583
Total current assets	13.771	12.335
Total assets	$16.337	$14.566

Total current liabilities	1.747	1.342
Total liabilities	2.529	1.775

Shareholders’ equity	13.808	12.791
Total liabilities and shareholders’ equity	16.337	14.566

Marketing and Sales Program
• Fundamental industry shift continues
 – Pharma increasingly utilizing simulation software and modeling tools to increase productivity - steady stream of scientific meetings
 – Software tools are always evolving, and as the technology advances, new capabilities attract new users.
 – Releases during the 3rd quarter included:
 – MedChem Studio 2.0
 – DDDPlus 4.0
 – 47 new customers in the first 3 quarters (includes new companies and new departments within existing large customers)
• Collaborations/Consulting/Grants
 – We completed our SBIR grant with the National Institutes of Health.
 – We’re progressing on our 5-year collaboration with the FDA Center for
 Food Safety and Applied Nutrition to build toxicity models with ADMET
 Predictor/Modeler™ for food additives and contaminants
 – We recently formed a second studies team for informatics to address the need for consulting work in cheminformatics (ADMET Predictor &
 MedChem Studio) and have already conducted two small studies in that new area.

GastroPlus
7

ADMET Predictor
5

MedChem Studio
2

DDDPlus
3

- Retrained models with new atomic level descriptors -our already top-ranked property predictions were further improved

MedChem Designer
1
simulationsplus, inc.

simulationsplus, inc.

• Simulations Plus continues to increase its technological advantage
Ongoing Enhancements
• Version 7.0 was released in August 2010 - a major upgrade
• Three new market-expanding capabilities plus numerous features:
 • Drug-to-drug interaction (released, now in beta test for further expansions)
 • Ocular drug delivery
 • Nasal/pulmonary drug delivery
• Version 5.5 was released in March - major upgrade
• Prediction of sites of metabolism now available
• Version 2.0 was released in April - major upgrade
• Integration of new MedChem Designer software
• Significant speed improvements
• MedChem Designer downloads/activations nearly 800
• Version 4.0 released in June
• Virtual Trials added to show expected variances in experiments
• Customer base continues to grow
• FDA added more licenses during 3rd quarter

Summary
• For the trailing 12 months through May 31:
 - Revenues = $11.8 million (up 14.1%)
 - Net Income = $2.87 million (up 45.6%)
 - Earnings/share = $0.18 (up 45.6%)
• Simulations Plus is globally recognized as a leader in our respective market niches
 - Outstanding reputation for scientific expertise and technological innovation
 - Strong customer support
• Expanding our Life Sciences team:
 - To promote faster development of new products and services
 - To strengthen our marketing and sales efforts

Q&A